UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

DENNY’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Denny’s DENNY’S CORPORATION 203 EAST MAIN ST. (P-12-01) SPARTANBURG, SC 29319 ATTN: GAIL SHARPS MYERS V70731-P28358 Your Vote Counts! DENNY’S CORPORATION 2025 Annual Meeting Vote by May 13, 2025 11:59 PM ET You invested in DENNY’S CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 14, 2025. Get informed before you vote View the Notice and Proxy Statement and 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 30, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 14, 2025 11:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/DENN2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of seven (7) directors. Nominees: 1a. Bernadette S. Aulestia For 1b. Olu Beck For 1c. Gregg R. Dedrick For 1d. José M. Gutiérrez For 1e. John C. Miller For 1f. Kelli F. Valade For 1g. Mark R. Vondrasek For 2. A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the fiscal year ending December 31, 2025. For 3. An advisory resolution to approve the executive compensation of the Company. For 4. A proposal to approve the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan. For 5. A proposal that asks the Board of Directors to take the steps necessary to amend the governing documents to give stockholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of stockholders. Against 6. To transact such other business as may properly come before the meeting. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V70732-P28358